Exhibit 4.2



     THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment"), is made as of this first day of August, 1997, by and among APPLE RESIDENTIAL INCOME TRUST, INC., a Virginia corporation (the "Borrower") and FIRST UNION NATIONAL BANK OF VIRGINIA, a national banking association (the "Bank").


                                    RECITALS

     A. The Bank has made a revolving loan to the Borrower in an outstanding principal amount not to exceed $10,000,000.00 at any one time (the "Loan") pursuant to the terms of a Loan Agreement dated as of March 1, 1997, by and between the Borrower and the Bank (the "Loan Agreement"), which loan is currently evidenced by a Promissory Note of the Borrower dated March 1, 1997, in the principal amount of $10,000,000.00, payable to the order of the Bank (the "Note"). Capitalized terms used herein without definition which are defined in the Loan Agreement, as amended hereby, shall have the same meaning as provided therefor in the Loan Agreement, as amended hereby, unless the context otherwise requires.

     B. The Borrower and the Bank desire to modify and amend the Note and the Loan Agreement and other Loan Documents to increase the maximum principal amount of the Loan and the Note to $20,000,000.00 and to modify the Loan Documents as otherwise provided herein.

                                    AGREEMENT

     NOW, THEREFORE, that for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, and other good and valuable consideration, receipt and sufficiency whereof is hereby acknowledged, the parties hereto do agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

          Section 1.1. LOAN AGREEMENT.

     The Loan Agreement is hereby modified as follows:

     A. The first sentence of Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          2.1 Amount and Purpose. Borrower agrees to borrow, and Lender agrees to lend [subject, among other things, to the terms of this Agreement], an outstanding principal amount at any one time not to exceed Twenty Million Dollars ($20,000,000.00), to be advanced as hereinafter provided to finance a portion of the purchase price for acquisitions of Projects acquired by Borrower after the date hereof.

     B. The first sentence of Section 2.2 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          2.2 Note. To evidence the Loan, Borrower has delivered a promissory note of Borrower payable to Lender in the face amount of $20,000,000.00 (the "Note").

     C. In addition to the $50,000.00 loan fee specified in Paragraph 2.6 of the Loan Agreement, upon Borrower's execution of this Amendment, Borrower agrees to immediately pay Bank an additional loan fee of $33,333.00 (representing a $50,000.00 loan fee pro rated from the date hereof through March 31, 1998) and the term "Loan Fee" as defined in Section 2.6 of the Loan Agreement is hereby amended to include such amount in addition to the original $50,000.00 loan fee specified in such Section.

     D. The notice address provided for Lender in Section 8.4 of the Loan Agreement is hereby changed to the following:

     If to Lender:          Mr. John Schissel
                            Vice President
                            First Union National Bank
                            One First Union Center, DC-6
                            Charlotte, North Carolina 28288-0166

     With a copy to:        Steven D. Delaney, Esquire
                            LeClair Ryan
                            707 East Main Street
                            Richmond, Virginia 23219


     Section 1.2. NOTE.

     The Note shall be amended and restated to reflect the new $20,000,000.00 maximum outstanding principal amount of the Loan.

     Section 1.3. OTHER LOAN DOCUMENTS AND MODIFICATIONS.

     All references in the Loan Documents to the Loan Agreement, the Note and the other Loan Documents shall refer, respectively, to the Loan Agreement, the Note and the other Loan Documents, all as amended by this Amendment.


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

                                   ARTICLE II

                        ACKNOWLEDGMENTS AND CONFIRMATIONS

     2.1 BORROWER.

          A. The Borrower does hereby confirm and reaffirm its representations, warranties and covenants contained in the Loan Documents as if made as of the date of this Amendment.

          B. The Borrower does hereby acknowledge and assert that as of the date hereof there are no defenses whatsoever to the obligations represented by the Note or any of the other Loan Documents, as amended hereby.

          C. The Borrower acknowledges that the principal balance of the Note as of July 31, 1997 was $6,442,605.73.


                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 NO OTHER MODIFICATION. Except as expressly modified herein, all of the terms, agreements, covenants and provisions of the Loan Documents shall remain in full force and effect, and the margin of each page of the Note shall be legended as follows:

     This Note has been amended and restated by a Promissory Note made by Borrower payable to the order of the Lender in the principal amount of $20,000,000.00 dated as of August 1, 1997, to which reference is hereby made.

     3.2 SEVERABILITY. In the event that any one or more of the covenants, agreements, terms or provisions contained in the Note, Loan Agreement or other Loan Documents, all as amended hereby, shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms and provisions contained in the such documents, shall be in no way affected, prejudiced or disturbed thereby.

     3.3 SUCCESSORS AND ASSIGNS. This Amendment shall bind and inure to the benefit of the parties hereto, their heirs, executors, successors and assigns.



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

     3.4 COUNTERPARTS. This Amendment may be executed in any number of couterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

     3.5 RULES OF CONSTRUCTION. When the identity of one of the parties hereto or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter and the singular number includes the plural. Section headings are for convenience only and shall not affect the interpretation or construction of this Amendment.

     WITNESS the following signatures and seals.

                                        BORROWER:

                                        APPLE RESIDENTIAL INCOME TRUST, INC.
                                        a Virginia corporation


                                        By:/s/ Glade M. Knight
                                           -------------------------------------
                                        Name: Glade M. Knight
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------



                                        BANK:

                                        FIRST UNION NATIONAL BANK OF VIRGINIA, a national banking association



                                        By: /s/ John A. Schissel
                                           -------------------------------------
                                        Name: John A. Schissel
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------



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



STATE OF Virginia
CITY OF Richmond


         The foregoing instrument was acknowledged before me in the aforesaid jurisdiction this 4th day of August, 1997, on behalf of Apple Residential Income Trust, Inc., a Virginia corporation by Glade M. Knight, its President.


                                        /s/ Jacquelyn B. Owens
                                        ----------------------------------------
                                                   Notary Public

         My commission expires:     6/30/99
                                ----------------------------


STATE OF North Carolina
         ------------------------
COUNTY OF Mecklenburg
          ------------------

     The foregoing instrument was acknowledged before me in the aforesaid jurisdiction this 4th day of August, 1997, on behalf of First Union National Bank of Virginia, a national banking association, by John A. Schissel, its Vice President.



                                        /s/ Jane E. Owens
                                        ----------------------------------------
                                                   Notary Public

         My commission expires: March 29, 2000
                                ----------------------------



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